                                                                    Exhibit 99.1
Press Release                       Source: Diversified Security Solutions, Inc.

Diversified Security Solutions, Inc. Reports Financial
Results for the Three and Six Months Ended June 30, 2004
Tuesday August 10, 10:37 am ET



Company to Host Conference Call

SADDLE BROOK, N.J., Aug. 10 /PRNewswire-FirstCall/ -- Diversified Security Solutions, Inc. (Amex: DVS - News), a full service provider of integrated electronic security systems, announced financial results for the three and six months ended June 30, 2004.

Sales for the quarter ended June 30, 2004 increased $3,003,772 or 85.3% to $6,524,490 from $3,520,718 for the same period of the prior year. The net loss for the quarter ended June 30, 2004 was $54,823 or $.01 net loss per common share as compared to a net loss of $996,081 or $0.19 per common share for the same period of the prior year.

Jim Henry, the Company's CEO stated "June 2004 quarterly sales in each of our four regions showed improvement versus the same period of the prior year resulting in a consolidated gross profit margin of 23.4% for the June 2004 quarter versus 16.2% in the June 2003 quarter and 22.6% in the March 2004 quarter. In addition, the Company ended the quarter with a backlog of approximately $22.5 million."

Sales for the six months ended June 30, 2004 increased $4,965,562 or 68.7% to $12,191,983 from $7,226,421 for the same period of the prior year. The net loss for the six months ended June 30, 2004 was $155,955 or $.03 net loss per common share as compared to a net loss of $1,629,237 or $0.32 per common share for the same period of the prior year.

The Company will host a conference call on Wednesday August 11, 2004 at 1:30 PM EST to discuss these results. To participate in the conference call, dial 1-800-683-1575 by 1:25 PM EST. A digital recording of the call will be available by dialing 877-519-4471 using code 5054260 until Wednesday August 18, 2004.


About Diversified Security Solutions

Diversified Security Solutions (Amex: DVS - News) provides technology-based integrated electronic security systems, services and emergency preparedness consultation to commercial enterprises and government agencies. DVS' integration subsidiary Henry Bros. Electronics (HBE) has offices in New Jersey, California, Texas, and Arizona. For more information visit http://www.hbeonline.net, or http://www.dssi-hq.com.


Safe Harbor:

Certain statements in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward looking statements is contained under the heading of risk factors listed in the Company's filings with the U.S. Securities and Exchange Commission. Diversified Security Solutions does not assume any obligation to update the forward-looking information.

                                                                    Exhibit 99.1

                       DIVERSIFIED SECURITY SOLUTIONS INC
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                    Unaudited

                       Six Months Ended June 30, Three Months Ended June 30,
                            2004         2003         2004         2003

    Revenue            $12,191,983  $ 7,226,421   $6,524,490   $3,520,718
    Cost of Sales        9,384,475    5,604,699    4,995,689    2,950,163
    Gross Profit         2,807,508    1,621,722    1,528,801      570,555
    Operating Expenses:
    Selling General &
     Administrative
     Expenses            3,026,223    4,385,578    1,599,389    2,212,438
    Operating Loss        (218,715)  (2,763,856)     (70,588)  (1,641,883)

    Interest Income          3,404        6,733        1,879        1,193
    Interest Expense       (49,019)     (51,114)     (24,211)     (24,391)
    Net (Loss) Before
     Tax Benefit          (264,330)  (2,808,237)     (92,920)  (1,665,081)
    Tax Benefit For
     Income Tax            108,375    1,179,000       38,097      699,000
    Net (Loss) After
     Tax                 $(155,955) $(1,629,237)    $(54,823)   $(966,081)

    Basic and Diluted
     (Loss) Per Common Share:

    Basic (Loss) Per
     Common Share           $(0.03)     $ (0.32)      $(0.01)      $(0.19)

    Weighted Average
     Common Shares       5,214,796    5,138,357    5,228,013    5,138,357

    Diluted (Loss)
     Per Common Share:      $(0.03)     $ (0.32)      $(0.01)      $(0.19)

    Weighted Average
     Diluted Common
     Shares              5,214,796    5,138,357    5,228,013    5,138,357


    Diversified Security Solutions, Inc.     BPC Financial Marketing
     Company Contact:                         Investor Relations Contact:
     James Henry                              John Baldissera
     (201) 794-6500                           (800) 368-1217